Filed Pursuant to Rule 424(b)(2)
Registration No. 333-277109

Prospectus Supplement

(To Prospectus dated February 15, 2024)

$13,500,000,000

$1,000,000,000 4.900% Senior Notes due 2026

$2,000,000,000 4.800% Senior Notes due 2027

$2,500,000,000 4.850% Senior Notes due 2029

$2,500,000,000 4.950% Senior Notes due 2031

$2,500,000,000 5.050% Senior Notes due 2034

$2,000,000,000 5.300% Senior Notes due 2054

$1,000,000,000 5.350% Senior Notes due 2064

We are offering $1,000,000,000 of our 4.900% Senior Notes due 2026 (the “2026 notes”), $2,000,000,000 of our 4.800% Senior Notes due 2027 (the “2027 notes”), $2,500,000,000 of our 4.850% Senior Notes due 2029 (the “2029 notes”), $2,500,000,000 of our 4.950% Senior Notes due 2031 (the “2031 notes”), $2,500,000,000 of our 5.050% Senior Notes due 2034 (the “2034 notes”), $2,000,000,000 of our 5.300% Senior Notes due 2054 (the “2054 notes”) and $1,000,000,000 of our 5.350% Senior Notes due 2064 (the “2064 notes” and, together with the 2026 notes, the 2027 notes, 2029 notes, the 2031 notes, the 2034 notes and the 2054 notes, the “notes”).

The 2026 notes will bear interest at a rate of 4.900% per annum, the 2027 notes will bear interest at a rate of 4.800% per annum, the 2029 notes will bear interest at a rate of 4.850% per annum, the 2031 notes will bear interest at a rate of 4.950% per annum, the 2034 notes will bear interest at a rate of 5.050% per annum, the 2054 notes will bear interest at a rate of 5.300% per annum and the 2064 notes will bear interest at a rate of 5.350% per annum. We will pay interest semiannually on the notes, on February 26 and August 26 of each year, beginning on August 26, 2024. Interest on the notes will accrue from February 26, 2024. The 2026 notes will mature on February 26, 2026, the 2027 notes will mature on February 26, 2027, the 2029 notes will mature on February 26, 2029, the 2031 notes will mature on February 26, 2031, the 2034 notes will mature on February 26, 2034, the 2054 notes will mature on February 26, 2054 and the 2064 notes will mature on February 26, 2064.

We may redeem some or all of the 2026 notes, the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes and the 2064 notes at any time or from time to time at the applicable redemption prices set forth under the heading “Description of Notes—Optional Redemption” in this prospectus supplement. In addition, in the event that (i) the Acquisition (as defined herein) is not consummated on or prior to the later of (1) March 20, 2025 or (2) the date that is five business days after any later date to which the parties to the Merger Agreement (as defined herein) may agree to extend the “Outside Date” in the Merger Agreement (the “Special Mandatory Redemption End Date”) or (ii) we notify the trustee under the indenture that we will not pursue consummation of the Acquisition (any such event, a “Special Mandatory Redemption Event”), then the Company will be required to redeem all of the notes (the “Special Mandatory Redemption”) at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (as defined herein) (subject to the right of holders of such notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). See “Description of Notes—Special Mandatory Redemption.” No sinking fund is provided for the notes.

The notes will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness. The notes will not be listed on any securities exchange.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discounts	Proceeds to Cisco Systems, Inc. before expenses(1)
$1,000,000,000 4.900% Senior Notes due 2026	99.962%	0.100%	99.862%
Total	$999,620,000	$1,000,000	$998,620,000
$2,000,000,000 4.800% Senior Notes due 2027	99.870%	0.100%	99.770%
Total	$1,997,400,000	$2,000,000	$1,995,400,000
$2,500,000,000 4.850% Senior Notes due 2029	99.965%	0.200%	99.765%
Total	$2,499,125,000	$5,000,000	$2,494,125,000
$2,500,000,000 4.950% Senior Notes due 2031	99.801%	0.250%	99.551%
Total	$2,495,025,000	$6,250,000	$2,488,775,000
$2,500,000,000 5.050% Senior Notes due 2034	99.899%	0.300%	99.599%
Total	$2,497,475,000	$7,500,000	$2,489,975,000
$2,000,000,000 5.300% Senior Notes due 2054	99.598%	0.600%	98.998%
Total	$1,991,960,000	$12,000,000	$1,979,960,000
$1,000,000,000 5.350% Senior Notes due 2064	99.558%	0.600%	98.958%
Total	$995,580,000	$6,000,000	$989,580,000

(1)	Plus accrued interest, if any, from February 26, 2024.

The underwriters expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream, Luxembourg and the Euroclear System, on or about February 26, 2024, which is the third business day following the date of this prospectus supplement. Purchasers of the notes should note that trading of the notes may be affected by this settlement date.

Joint Lead Book-Running Managers

BofA Securities	Barclays	Citigroup	Deutsche Bank Securities	J.P. Morgan	Wells Fargo Securities

Joint Book-Running Managers

BNP PARIBAS	Goldman Sachs & Co. LLC	HSBC	Morgan Stanley

Senior Co-Managers

BNY Mellon Capital Markets, LLC	TD Securities	Truist Securities	US Bancorp

Co-Managers

Academy Securities	Blaylock Van, LLC	PNC Capital Markets LLC

February 21, 2024

We have not, and the underwriters have not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the prospectus supplement. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available on our website at http://www.cisco.com; however, other than the documents specifically incorporated herein by reference, the information contained on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement:

•

Our Annual Report on Form 10-K for the fiscal year ended July 29, 2023, filed on September 7, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on October  17, 2023, and as amended on November  22, 2023 and November 28, 2023, for the 2023 annual meeting of stockholders incorporated by reference therein);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended October 28, 2023, filed on November 21, 2023, and January 27, 2024, filed on February 20, 2024; and

•	Our Current Reports on Form 8-K filed on September 21, 2023, October 10, 2023, December 8, 2023, February 8, 2024 and February 14, 2024 (with respect to Item 2.05 only).

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, California 95134-1706

Attn: Investor Relations

(408) 227-2726

SUMMARY

As used in this prospectus supplement, unless otherwise specified from the context that the term means the issuer of the notes, the terms “Cisco,” the “Company,” “we,” “us” and “our” refer to Cisco Systems, Inc. and its consolidated subsidiaries.

The Company

Cisco designs and sells a broad range of technologies that power the Internet. We are integrating our product portfolios across networking, security, collaboration, applications and the cloud to create highly secure, intelligent platforms for our customers’ digital businesses. These platforms are designed to help our customers manage more users, devices and things connecting to their networks. This will enable us to provide customers with a highly secure, intelligent platform for their digital business.

We conduct our business globally and manage our business by geography. Our business is organized into the following three geographic segments: Americas; Europe, Middle East, and Africa (EMEA); and Asia Pacific, Japan, and China (APJC).

Our products and technologies are grouped into the following categories: Networking, Security, Collaboration, and Observability. In addition to our product offerings, we provide a broad range of service offerings, including technical support services and advanced services. Increasingly, we are delivering our technologies through software and services. Our customers include businesses of all sizes, public institutions, governments, and service providers, including large webscale providers. These customers often look to us as a strategic partner to help them use information technology (IT) to differentiate themselves and drive positive business outcomes.

Address and Telephone Number

The mailing address of our principal executive offices is 170 West Tasman Drive, San Jose, California 95134-1706, and our telephone number at that location is (408) 526-4000.

The Offering

Issuer	Cisco Systems, Inc.

Notes Offered	$1,000,000,000 aggregate principal amount of the 2026 notes, $2,000,000,000 aggregate principal amount of the 2027 notes, $2,500,000,000 aggregate principal amount of the 2029 notes, $2,500,000,000 aggregate principal amount of the 2031 notes, $2,500,000,000 aggregate principal amount of the 2034 notes, $2,000,000,000 aggregate principal amount of the 2054 notes and $1,000,000,000 aggregate principal amount of the 2064 notes.

Maturity	The 2026 notes mature on February 26, 2026, the 2027 notes mature on February 26, 2027, the 2029 notes mature on February 26, 2029, the 2031 notes mature on February 26, 2031, the 2034 notes mature on February 26, 2034, the 2054 notes mature on February 26, 2054 and the 2064 notes mature on February 26, 2064.

Interest Rates	The 2026 notes will bear interest from February 26, 2024 at the rate of 4.900% per annum, payable semiannually, the 2027 notes will bear interest from February 26, 2024 at the rate of 4.800% per annum, payable semiannually, the 2029 notes will bear interest from February 26, 2024 at the rate of 4.850% per annum, payable semiannually, the 2031 notes will bear interest from February 26, 2024 at the rate of 4.950% per annum, payable semiannually, the 2034 notes will bear interest from February 26, 2024 at the rate of 5.050% per annum, payable semiannually, the 2054 notes will bear interest from February 26, 2024 at the rate of 5.300% per annum, payable semiannually and the 2064 notes will bear interest from February 26, 2024 at the rate of 5.350% per annum, payable semiannually.

Interest Payment Dates	February 26 and August 26 of each year for the 2026 notes, the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes and the 2064 notes, beginning on August 26, 2024.

Ranking	The notes are unsecured and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness.

The notes will effectively rank junior to all liabilities of our subsidiaries. As of January 27, 2024, our subsidiaries had approximately $3.9 billion of outstanding liabilities, including trade payables but excluding intercompany liabilities and deferred revenue.

Optional Redemption

We may redeem the 2026 notes, the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes and the 2064 notes, in whole or in part, (i) at any time at the applicable make-whole premium redemption price or (ii) at a redemption price equal to 100% of the principal amount of the notes being redeemed, with respect to the 2027 notes, beginning on January 26, 2027 (one month prior to the maturity date of such notes), with respect to the 2029 notes, beginning on January 26, 2029 (one month prior to the maturity date of such notes), with respect to the 2031 notes, beginning on

December 26, 2030 (two months prior to the maturity date of such notes), with respect to the 2034 notes, beginning on November 26, 2033 (three months prior to the maturity date of such notes), with respect to the 2054 notes, beginning on August 26, 2053 (six months prior to the maturity date of such notes), and with respect to the 2064 notes, beginning on August 26, 2063 (six months prior to the maturity date of such notes), in each case including accrued interest to but excluding the relevant redemption date and as described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement.

Special Mandatory Redemption	In the event that (i) the Acquisition is not consummated on or prior to the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue consummation of the Acquisition, then the Company will be required to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and our wholly-owned subsidiaries’ ability to consolidate or merge with, or sell substantially all our assets to, another person. See “Description of Debt Securities—Covenants” in the accompanying prospectus for a description of these covenants.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including to partially finance the proposed Acquisition. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement for important information regarding risks related to us and an investment in the notes.

Further Issuances	We may create and issue additional notes of any series ranking equally with the notes of the corresponding series (other than the payment of interest accruing prior to the issue date of such additional notes or except, in some cases, for the first payment of interest following the issue date of such additional notes). Such notes may be consolidated and form a single series with the notes of the corresponding series; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

Governing Law	New York law will govern the indenture and the notes.

Summary Consolidated Financial Data

The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements included in our Annual Report on Form 10-K for the year ended July 29, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended January 27, 2024 incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial data (i) for the years ended July 29, 2023, July 30, 2022 and July 31, 2021 are derived from our audited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended July 29, 2023 and (ii) for the six months ended January 27, 2024 and January 28, 2023 and as of January 27, 2024 are derived from our unaudited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus from our Quarterly Report on Form 10-Q for the quarterly period ended January 27, 2024. Results for the six months ended January 27, 2024 are not necessarily indicative of results to be expected for the full fiscal year or any period in the future.

	Six Months Ended		Fiscal Year Ended
	January 27, 2024	January 28, 2023	July 29, 2023	July 30, 2022	July 31, 2021
		(in millions, except for per share amounts)
Consolidated Statements of Operations Data:
Revenue:
Product	$20,371	$20,400	$43,142	$38,018	$36,014
Service	7,088	6,824	13,856	13,539	13,804

Total revenue	27,459	27,224	56,998	51,557	49,818

Cost of sales:
Product	7,400	8,217	16,590	14,814	13,300
Service	2,285	2,234	4,655	4,495	4,624

Total cost of sales	9,685	10,451	21,245	19,309	17,924

Gross margin	17,774	16,773	35,753	32,248	31,894
Operating expenses:
Research and development	3,856	3,636	7,551	6,774	6,549
Sales and marketing	4,964	4,775	9,880	9,085	9,259
General and administrative	1,314	1,147	2,478	2,101	2,152
Amortization of purchased intangible assets	133	142	282	313	215
Restructuring and other charges	135	241	531	6	886

Total operating expenses	10,402	9,941	20,722	18,279	19,061

Operating income	7,372	6,832	15,031	13,969	12,833
Interest income	684	388	962	476	618
Interest expense	(231)	(207)	(427)	(360)	(434)
Other income (loss), net	(222)	(123)	(248)	392	245

Interest and other income (loss), net	231	58	287	508	429

Income before provision for income taxes	7,603	6,890	15,318	14,477	13,262
Provision for income taxes	1,331	1,447	2,705	2,665	2,671

Net income	$6,272	$5,443	$12,613	$11,812	$10,591

	Six Months Ended		Fiscal Year Ended
	January 27, 2024	January 28, 2023	July 29, 2023	July 30, 2022	July 31, 2021
		(in millions, except for per share amounts)
Net income per share:
Basic	$1.55	$1.33	$3.08	$2.83	$2.51

Diluted	$1.54	$1.32	$3.07	$2.82	$2.50

Shares used in per share calculation—basic	4,056	4,105	4,093	4,170	4,222

Shares used in per share calculation—diluted	4,079	4,115	4,105	4,192	4,236

Cash dividends declared	$3,163	$3,120	$6,302	$6,224	$6,166

As of January 27, 2024
(in millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$13,715
Investments	$11,956
Working capital(1)	$11,276
Total assets	$101,174
Current liabilities	$30,851
Long-term debt (excluding current portion)	$6,669
Total equity	$46,251

(1)	Working capital is calculated as current assets less current liabilities.

RISK FACTORS

Set forth below are risks and uncertainties that could cause our actual results to differ materially from the results contemplated by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended July 29, 2023 and in our Quarterly Reports on Form 10-Q for the periods ended October 28, 2023 and January 27, 2024.

Risks Related to the Offering

The notes are structurally subordinated to the liabilities of our subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries (including any subsidiaries that we may in the future acquire or establish). As of January 27, 2024, our subsidiaries had approximately $3.9 billion of outstanding liabilities, including trade payables but excluding intercompany liabilities and deferred revenue.

The notes are subject to prior claims of any of our secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness, including previously issued notes. The indenture governing the notes permits us and our subsidiaries to incur additional, secured debt under specified circumstances. If we incur any secured debt, our assets will be subject to prior claims by secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

Negative covenants in the indenture will have a limited effect.

The indenture governing the notes contains only limited negative covenants that apply to us and our wholly-owned subsidiaries. These covenants do not limit the amount of additional secured or unsecured debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Additionally, the indenture governing the notes does not provide protection against some types of significant corporate events that could adversely impact your investment in the notes. You should read “Description of Debt Securities—Covenants” in the accompanying prospectus for a description of these covenants. In light of these exceptions, holders of the notes may be structurally or effectively subordinated to new lenders.

Changes in our credit ratings may adversely affect your investment in the notes.

The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.

There may not be active trading markets for the notes and the market price of the notes may be volatile.

There is no existing market for any series of the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that trading markets for the notes will ever develop or, if developed, will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the prices at which you will be able to sell your notes. Future trading prices of the notes may be volatile and will depend on many factors, including, but not limited to, prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. In particular, all other things being equal, an increase in prevailing interest rates will result in a decline in the market price of the notes. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding principal amount of the notes;

•	the terms related to any optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

There can be no assurance that our operating results and financial condition will not be adversely affected by our incurrence of this debt or additional future debt.

As of January 27, 2024, we had senior unsecured notes outstanding in an aggregate principal amount of $7.8 billion that mature at specific dates from calendar year 2024 through 2040. We have also established a commercial paper program under which we may issue short-term, unsecured commercial paper notes on a private placement basis up to a maximum aggregate amount outstanding at any time of $15.0 billion, and we had an aggregate of $6.9 billion and $3.9 billion of commercial paper notes outstanding under this program as of February 19, 2024 and January 27, 2024, respectively. In addition, the amount of our long-term debt will increase by the principal amount of notes sold in this offering. The outstanding senior unsecured notes bear fixed-rate interest payable semiannually. The fair value of the long-term debt is subject to market interest rate volatility. In addition, we will be required to have available in the United States sufficient cash to service the interest on our debt and repay all of our notes on maturity. There can be no assurance that our incurrence of this debt or any future debt will be a better means of providing liquidity to us than would our use of our existing cash resources, including cash currently held offshore. Further, we cannot be assured that our maintenance of this indebtedness or incurrence of future indebtedness will not adversely affect our operating results or financial condition. In addition, changes by any rating agency to our credit rating can negatively impact the value and liquidity of both our debt and equity securities, as well as the terms upon which we may borrow under our commercial paper program or future debt issuances.

The terms of the notes will not protect you in the event of highly leveraged transactions or a change of control.

The terms of the notes will not necessarily afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. If any such transaction were to occur, the value of your notes could decline.

Optional redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in comparable securities at an effective interest rate as high as that of the notes. Such redemption right of ours also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches.

In the event of a Special Mandatory Redemption Event, the notes will be subject to a Special Mandatory Redemption and, as a result, you may not obtain the return you expect on the notes.

Your decision to invest in the notes will be made prior to the consummation of the Acquisition and completion of certain closing conditions stated in the Merger Agreement. In the event that (i) the Acquisition is not consummated on or prior to the later of (1) March 20, 2025 or (2) the date that is five business days after any later date to which the parties to the Merger Agreement may agree to extend the “Outside Date” in the Merger Agreement or (ii) we notify the trustee under the indenture that we will not pursue consummation of the Acquisition, then the Company will be required to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”

The proceeds from this offering will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will the Company be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes. If the Company is required to redeem the notes, the ability to pay the redemption price may be limited by the Company’s financial resources at the time. In addition, whether or not a Special Mandatory Redemption of the notes is ultimately triggered, the existence of this redemption provision may adversely affect the trading prices of the notes until such time, if any, as the Acquisition is consummated.

Upon such redemption, you may not be able to reinvest the proceeds from the redemption in an investment that yields comparable returns. Additionally, you may suffer a loss on your investment if you purchase the notes at a price greater than the issue price of such notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the U.S. federal securities laws. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “momentum,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” the negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above under “Risk Factors” and elsewhere herein, in the accompanying prospectus and in the documents incorporated herein by reference. Therefore, actual results, performance or achievement may differ materially and adversely from those expressed in any forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

USE OF PROCEEDS

We expect the net proceeds of this offering to be approximately $13.4 billion after deducting underwriting discounts and the estimated expenses of the offering. The net proceeds from this offering will be used for general corporate purposes, including to partially finance the proposed Acquisition.

This offering is not conditioned on the consummation of the Acquisition, which, if completed will occur subsequent to the closing of this offering, and we cannot assure you that the Acquisition will be consummated on the terms described in the Merger Agreement, or at all. However, if the Acquisition is not consummated by the Special Mandatory Redemption End Date or we otherwise determine not to pursue the consummation of the Acquisition, the Company will be required to redeem the notes. See “Description of Notes—Special Mandatory Redemption.” We currently expect the Acquisition to be completed by late in the first quarter or early in the second quarter of calendar year 2024. The completion of the Acquisition is subject to customary closing conditions.

CAPITALIZATION

The following table sets forth our capitalization as of January 27, 2024 and as adjusted to give effect to the issuance of notes in this offering. See “Use of Proceeds.”

This table should be read in conjunction with our consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

	January 27, 2024
	Actual	As adjusted
	(in millions, except par value)
Long-term debt:
4.900% Senior Notes due 2026	$—	$1,000
4.800% Senior Notes due 2027	—	2,000
4.850% Senior Notes due 2029	—	2,500
4.950% Senior Notes due 2031	—	2,500
5.050% Senior Notes due 2034	—	2,500
5.300% Senior Notes due 2054	—	2,000
5.350% Senior Notes due 2064	—	1,000
3.625% Senior Notes due 2024	1,000	1,000
3.50% Senior Notes due 2025	500	500
2.95% Senior Notes due 2026	750	750
2.50% Senior Notes due 2026	1,500	1,500
5.90% Senior Notes due 2039	2,000	2,000
5.50% Senior Notes due 2040	2,000	2,000

Total long-term debt	$7,750	$21,250
Stockholders’ equity:
Preferred stock, $0.001 par value:
5 shares authorized and no shares issued and outstanding, actual and as adjusted	$—	$—
Common stock and additional paid-in capital, $0.001 par value:
20,000 shares authorized and 4,050 shares issued and outstanding, actual and as adjusted	45,002	45,002
Retained earnings	2,761	2,761
Accumulated other comprehensive loss	(1,512)	(1,512)

Total equity	46,251	46,251

Total capitalization	$54,001	$67,501

We have a credit agreement with certain institutional lenders that provides for a $5.0 billion unsecured revolving credit facility that is scheduled to expire on February 2, 2029. We have not borrowed any funds under the credit facility.

We have also established a commercial paper program under which we may issue short-term, unsecured commercial paper notes on a private placement basis up to a maximum aggregate amount outstanding at any time of $15.0 billion, and we had an aggregate of $6.9 billion and $3.9 billion of commercial paper notes outstanding under this program as of February 19, 2024 and January 27, 2024, respectively.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered by this prospectus supplement should be read in conjunction with the description of the general terms and provisions of the debt securities in the accompanying prospectus.

General

The 4.900% Senior Notes due 2026 (the “2026 notes”), the 4.800% Senior Notes due 2027 (the “2027 notes”), the 4.850% Senior Notes due 2029 (the “2029 notes”), the 4.950% Senior Notes due 2031 (the “2031 notes”), the 5.050% Senior Notes due 2034 (the “2034 notes”), the 5.300% Senior Notes due 2054 (the “2054 notes”) and the 5.350% Senior Notes due 2064 (the “2064 notes” and, together with the 2026 notes, the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes and the 2054 notes, the “notes”) will be issued as separate series of debt securities under an indenture dated as of February 26, 2024 between us and The Bank of New York Mellon, as trustee (the “Trustee”). The 2026 notes will mature on February 26, 2026, the 2027 notes will mature on February 26, 2027, the 2029 notes will mature on February 26, 2029, the 2031 notes will mature on February 26, 2031, the 2034 notes will mature on February 26, 2034, the 2054 notes will mature on February 26, 2054 and the 2064 notes will mature on February 26, 2064.

The notes will be our senior unsecured debt obligations and will rank equally among themselves and with all of our other present and future senior unsecured indebtedness.

The notes will be redeemable by us at any time prior to maturity as described below under “—Optional Redemption.”

Unless previously redeemed or purchased and cancelled, we will repay the notes in cash at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We will pay principal of and interest on the notes in U.S. dollars.

The notes of each series will be issued in registered, book-entry form only without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be subject to a sinking fund. The notes will be subject to defeasance as described in the accompanying prospectus.

The indenture and the notes do not limit the amount of indebtedness which may be incurred or the amount of preferred stock or other securities which may be issued by us or our subsidiaries, and contain no financial or similar restrictions on us or our wholly-owned subsidiaries.

The notes will be issued in an initial aggregate principal amount of $1,000,000,000 in the case of the 2026 notes, $2,000,000,000 in the case of the 2027 notes, $2,500,000,000 in the case of the 2029 notes, $2,500,000,000 in the case of the 2031 notes, $2,500,000,000 in the case of the 2034 notes, $2,000,000,000 in the case of the 2054 notes and $1,000,000,000 in the case of the 2064 notes, subject to our ability to issue additional notes of any series, which may be consolidated and form a single series with the notes of such series as described under “Description of Debt Securities—General” in the accompanying prospectus.

If the scheduled maturity date or redemption date for the notes of any series falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled maturity date or redemption date, as the case may be.

Interest

The 2026 notes will bear interest at a rate of 4.900% per annum, the 2027 notes will bear interest at a rate of 4.800% per annum, the 2029 notes will bear interest at a rate of 4.850% per annum, the 2031 notes will bear interest at a rate of 4.950% per annum, the 2034 notes will bear interest at a rate of 5.050% per annum, the 2054 notes will bear interest at a rate of 5.300% per annum and the 2064 notes will bear interest at a rate of 5.350% per annum. Interest on the notes will accrue from February 26, 2024, or from the most recent interest payment date to which interest has been paid or provided for, to but excluding the relevant interest payment date.

We will make interest payments on the notes semiannually in arrears on February 26 and August 26 of each year, beginning on August 26, 2024, to the person in whose name such notes are registered at the close of business on the immediately preceding February 11 or August 11, as applicable. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If an interest payment date for the notes falls on a day that is not a business day, the interest payment shall be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date.

Optional Redemption

Prior to the maturity, in the case of the 2026 notes, and the applicable Par Call Date (as defined below), in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 note, or the 2064 notes, we may redeem the notes of any series at our option in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date (assuming, in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes and the 2064 notes, such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 5 basis points with respect to the 2026 notes, 10 basis points with respect to the 2027 notes, 10 basis points with respect to the 2029 notes, 10 basis points with respect to the 2031 notes, 15 basis points with respect to the 2034 notes, 15 basis points with respect to the 2054 notes and 15 basis points with respect to the 2064 notes less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date (as defined below), we may redeem the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes and the 2064 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means (1) with respect to the 2027 notes, January 26, 2027 (one month prior to the maturity date of such notes), (2) with respect to the 2029 notes, January 26, 2029 (one month prior to the maturity date of such notes), (3) with respect to the 2031 notes, December 26, 2030 (two months prior to the maturity date of such notes), (4) with respect to the 2034 notes, November 26, 2033 (three months prior to the maturity date of such notes), (5) with respect to the 2054 notes, August 26, 2053 (six months prior to the maturity date of such notes), and (6) with respect to the 2064 notes, August 26, 2063 (six months prior to the maturity date of such notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve

System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities - Treasury constant maturities - Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes) on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes), as applicable. If there is no United States Treasury security maturing on the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes) but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes), one with a maturity date preceding the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes) and one with a maturity date following the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes), the Company shall select the United States Treasury security with a maturity date preceding the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes). If there are two or more United States Treasury securities maturing on the maturity date of the 2026 notes (in the case of the 2026 notes) or the applicable Par Call Date (in the case of the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes, the 2054 notes or the 2064 notes) or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address.

The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.

Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed will be selected according to DTC procedures, in the case of notes represented by a global note, or by lot, in the case of notes that are not represented by a global note.

Special Mandatory Redemption

In the event that (i) the Acquisition is not consummated on or prior to the later of (1) March 20, 2025 (the “Outside Date”) or (2) the date that is five business days after any later date to which the parties to the Merger Agreement may agree to extend the Outside Date in the Merger Agreement (the “Special Mandatory Redemption End Date”) or (ii) we notify the trustee under the indenture that we will not pursue consummation of the Acquisition (any such event, a “Special Mandatory Redemption Event”), then the Company will be required to redeem all of the notes (the “Special Mandatory Redemption”) at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (as defined herein) (subject to the right of holders of such notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.

In the event that the Company becomes obligated to redeem the notes pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than 10 business days after the Special Mandatory Redemption Event, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which the notes will be redeemed (the “Special Mandatory Redemption Date”), which date shall be no later than the tenth business day following the date of such notice unless some longer minimum period may be required by DTC (or any successor depositary), together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of notes. The trustee will then reasonably promptly mail or electronically deliver (or otherwise transmit in accordance with the depositary’s procedures) such notice of Special Mandatory Redemption to each registered holder of notes.

On or before the Special Mandatory Redemption Date, the Company will pay to a paying agent for payment to each holder of the notes the applicable Special Mandatory Redemption Price for such holder’s notes.

Failure to make the Special Mandatory Redemption, if required in accordance with the terms described above, will constitute an event of default with respect to the notes.

The proceeds from this offering will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will the Company be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes.

Upon the consummation of the Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply. For the purposes of the foregoing, the Acquisition will be deemed consummated if the closing under the Merger Agreement occurs, including after giving effect to any amendments or modifications to the Merger Agreement or waivers thereunder acceptable to us.

For the purposes of the foregoing discussion, the following definitions apply:

“Acquisition” means the acquisition of Splunk Inc. by the Company, as contemplated in the Merger Agreement.

“Merger Agreement” means the merger agreement, dated September 20, 2023, among the Company, Splunk Inc. and Spirit Merger Corp., as amended, supplemented or otherwise modified.

No Sinking Fund; Open Market Purchases

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. The Company may, at its discretion, at any time and from time to time acquire notes in the open market, by tender-offer, negotiated transactions or otherwise.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets (generally, assets held for investment purposes) by persons who purchase the notes for cash pursuant to this offering at their “issue price” (the first price at which a substantial amount of the notes of the applicable series is sold to investors for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler)).

As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the notes that is neither a U.S. holder nor an entity or arrangement classified as a partnership for United States federal income tax purposes.

If any entity or arrangement classified as a partnership for United States federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a broker or dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes (or a person who is an investor in such an entity);

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation” or “passive foreign investment company”;

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed or subject to different interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, other United States federal taxes (such as estate and gift taxes) or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of notes, you should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under any other United States federal tax laws and the laws of any other taxing jurisdiction.

Special Mandatory Redemption

If (i) the Acquisition is not consummated on or prior to the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue consummation of the Acquisition, then we will be required to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” Although this potential redemption obligation may implicate the provisions of the United States Treasury regulations relating to “contingent payment debt instruments,” we intend to take the position that the notes are not subject to the contingent payment debt instrument rules. Our position is binding on you unless you disclose your contrary position in the manner required by applicable United States Treasury regulations. It is possible, however, that the Internal Revenue Service (the “IRS”) may challenge this position. If such a challenge were successful, a holder subject to United States federal income tax might, among other things, be required to accrue interest income at a rate higher than the stated interest rate and to treat as ordinary interest income (rather than capital gain) any gain recognized upon the sale or other taxable disposition of the notes. You should consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a U.S. holder.

Stated Interest

Stated interest on the notes will generally be taxable to you as ordinary income at the time it is received or accrued, depending on your regular method of accounting for United States federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for United States federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income as discussed above to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be your cost for the note. Any gain or loss you recognize generally will be capital gain or loss and generally will be long-term capital gain or loss if you have held the note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a non-U.S. holder.

United States Federal Withholding Tax

Subject to the discussions of backup withholding and FATCA below, no United States federal income or withholding tax will apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note. You should consult your own tax advisors regarding your entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base), then you will generally be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower rate under an applicable income tax treaty) of your effectively connected earnings and profits, subject to certain adjustments.

Subject to the discussion of backup withholding below, any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base), in which case you will generally be subject to United States federal income tax (and possibly branch profits tax) on such gain in the same manner as described above with respect to effectively connected interest; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will generally be subject to United States federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty) on such gain (net of certain United States source losses).

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to payments of interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless in each case you establish that you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide your taxpayer identification number and a certification that you are not subject to backup withholding, or if you have failed to report in full interest and dividend income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Interest paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or agreement. In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “—Non-U.S. Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes to a recipient (whether such recipient is the beneficial owner of the notes or, instead, an intermediary) that is (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Holders—United States Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the notes, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and Cisco Systems, Inc. has agreed to sell to them, severally, the principal amount of notes of each series set forth opposite its name below:

Underwriters	Principal Amount of the 2026 Notes	Principal Amount of the 2027 Notes	Principal Amount of the 2029 Notes	Principal Amount of the 2031 Notes	Principal Amount of the 2034 Notes	Principal Amount of the 2054 Notes	Principal Amount of the 2064 Notes
BofA Securities, Inc.	$109,167,000	$218,333,000	$272,917,000	$272,916,000	$272,917,000	$218,333,000	$109,167,000
Barclays Capital Inc.	$109,167,000	$218,333,000	$272,917,000	$272,916,000	$272,917,000	$218,333,000	$109,167,000
Citigroup Global Markets Inc.	$109,167,000	$218,333,000	$272,917,000	$272,916,000	$272,917,000	$218,333,000	$109,167,000
Deutsche Bank Securities Inc.	$109,166,000	$218,334,000	$272,916,000	$272,917,000	$272,916,000	$218,334,000	$109,166,000
J.P. Morgan Securities LLC	$109,166,000	$218,334,000	$272,916,000	$272,917,000	$272,916,000	$218,334,000	$109,166,000
Wells Fargo Securities, LLC	$109,166,000	$218,334,000	$272,916,000	$272,917,000	$272,916,000	$218,334,000	$109,166,000
BNP Paribas Securities Corp.	$55,000,000	$110,000,000	$137,500,000	$137,500,000	$137,500,000	$110,000,000	$55,000,000
Goldman Sachs & Co. LLC	$55,000,000	$110,000,000	$137,500,000	$137,500,000	$137,500,000	$110,000,000	$55,000,000
HSBC Securities (USA) Inc.	$55,000,000	$110,000,000	$137,500,000	$137,500,000	$137,500,000	$110,000,000	$55,000,000
Morgan Stanley & Co. LLC	$55,000,000	$110,000,000	$137,500,000	$137,500,000	$137,500,000	$110,000,000	$55,000,000
BNY Mellon Capital Markets, LLC	$25,000,000	$50,000,000	$62,500,000	$62,500,000	$62,500,000	$50,000,000	$25,000,000
TD Securities (USA) LLC	$25,000,000	$50,000,000	$62,500,000	$62,500,000	$62,500,000	$50,000,000	$25,000,000
Truist Securities, Inc.	$25,000,000	$50,000,000	$62,500,000	$62,500,000	$62,500,000	$50,000,000	$25,000,000
U.S. Bancorp Investments, Inc.	$25,000,000	$50,000,000	$62,500,000	$62,500,000	$62,500,000	$50,000,000	$25,000,000
Academy Securities, Inc.	$10,001,000	$19,999,000	$25,001,000	$25,001,000	$25,001,000	$19,999,000	$10,001,000
Blaylock Van, LLC	$7,500,000	$15,000,000	$18,750,000	$18,750,000	$18,750,000	$15,000,000	$7,500,000
PNC Capital Markets LLC	$7,500,000	$15,000,000	$18,750,000	$18,750,000	$18,750,000	$15,000,000	$7,500,000

Total	$1,000,000,000	$2,000,000,000	$2,500,000,000	$2,500,000,000	$2,500,000,000	$2,000,000,000	$1,000,000,000

The underwriters are offering the notes subject to their receipt and acceptance of the notes from us, to their right to reject any order in whole or in part and to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes of each series directly to the public at the offering prices described on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid By Us
Per 2026 note	0.100%
Per 2027 note	0.100%
Per 2029 note	0.200%
Per 2031 note	0.250%
Per 2034 note	0.300%
Per 2054 note	0.600%
Per 2064 note	0.600%

Total	$39,750,000

We expect to deliver the notes against payment therefor on or about February 26, 2024, which will be the third business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market of the notes of any series.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

Expenses associated with this offering, other than underwriting discounts, are estimated to be $8 million.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, financial advisory, corporate trust derivatives and/or investment banking transactions with us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of some of the underwriters are lenders under our revolving credit facility or purchasers or agents under our commercial paper program, for which these affiliates have been and will be paid customary fees.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our or our affiliate’s securities and/or instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain others of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This Prospectus Supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This Prospectus Supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This Prospectus Supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This Prospectus Supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of

Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS

Simpson Thacher & Bartlett LLP, Palo Alto, California, will pass upon the authorization and validity of the securities. Davis Polk & Wardwell LLP, Menlo Park, California, is representing the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended July 29, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CISCO SYSTEMS, INC.

Debt Securities

We may offer and sell debt securities described in this prospectus in one or more series from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities. A prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. We may sell the securities to or through underwriters, dealers, agents or other third parties, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our common stock is quoted on The Nasdaq Stock Market LLC under the symbol “CSCO.” Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors ” on page 3 of this prospectus as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated February 15, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act using a “shelf” registration process. Under this shelf registration process, we may offer from time to time debt securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the terms of the particular securities to be offered. The prospectus supplements may also add, update, change or supersede information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus, together with additional information incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, as well as information described below under the heading “Where You Can Find More Information” before deciding whether to invest in any of the securities being offered.

We have not authorized anyone to provide you with any information other than the information we have provided or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of any offer to buy any securities other than the securities to which they relate, nor do this prospectus and any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate on any date other than their respective dates, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

In this prospectus, “Cisco,” “we,” “us” and “our” refer to Cisco Systems, Inc., unless the context otherwise requires.

CISCO SYSTEMS, INC.

Cisco designs and sells a broad range of technologies that power the Internet. We are integrating our product portfolios across networking, security, collaboration, applications and the cloud to create highly secure, intelligent platforms for our customers’ digital businesses. We were initially incorporated in California in 1984 and reincorporated in Delaware in 2021. Our headquarters are located at 170 West Tasman Drive, San Jose, California 95134-1706, and our telephone number at that location is (408) 526-4000.

Our website is www.cisco.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in our securities, you should carefully consider the risk factors described under the caption “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, if any, which are incorporated or deemed to be incorporated by reference in this prospectus as well as any risk factors that may be set forth in any applicable prospectus supplement, and any other documents that we incorporate by reference into this prospectus. See “Where you Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement and the information incorporated by reference in this prospectus contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the U.S. federal securities laws. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “momentum,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” the negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above under “Risk Factors” and elsewhere herein and in the documents incorporated herein by reference. Therefore, actual results, performance or achievement may differ materially and adversely from those expressed in any forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

USE OF PROCEEDS

Unless otherwise specified in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to which this prospectus relates for general corporate purposes. General corporate purposes may include funding for working capital, financing capital expenditures, research and development, marketing and distribution efforts and, if opportunities arise, for acquisitions or strategic alliances. Pending such uses, we may invest the net proceeds in interest bearing securities.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in an accompanying prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”). The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement are inconsistent with any of the terms of debt securities described in this prospectus, then the terms described in the applicable prospectus supplement will supersede such terms described in this prospectus.

The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Cisco Systems, Inc. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the accompanying prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue thereunder. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the debt securities of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

•	the price or prices at which the debt securities will be sold;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•

the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•

the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced;

•

whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York.

If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee in accordance with the depositary’s procedures, in the case of notes represented by a global note, or by lot, in the case of notes that are not represented by a global note. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information, among other information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single debt security are to be redeemed, the principal amount of the particular debt security to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date, other than debt securities called for redemption which are owned by the Company or a subsidiary and have been delivered to the trustee for cancellation. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers.

Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the trustee’s office located at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, IL 60606, Attention: Corporate Trust Administration). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of additional indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms; and

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. The beneficial owners of the debt securities should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2)

default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4)	we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and, in case of any of the foregoing clauses (A), (B) or (C), the order or decree remains unstayed and in effect for 90 consecutive days; or

(6)	any other event of default provided with respect to debt securities of such series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by written notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and accrued and unpaid interest on all the debt securities of such series to be due and payable by a notice in writing. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and accrued and unpaid interest on the debt securities of such series will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested in writing that the trustee institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or any installment of principal or of interest on, any debt security;

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reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

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reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed (it being understood that a change to any notice requirement with respect to such date shall not be deemed to be a change of such date);

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

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impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

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to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees or co-obligors for the benefit of holders of the debt securities;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any outstanding series in any material respect;

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

•	to add to, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3)	an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

PLAN OF DISTRIBUTION

We will set forth a description of the plan of distribution of the securities that may be offered pursuant to this prospectus in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 29, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov from which interested persons can electronically access our SEC filings. You may also access the SEC filings and obtain other information about Cisco through the website investor.cisco.com. Information on, or accessible through, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus or any accompanying prospectus supplement, except for the SEC filings posted thereon that are referenced below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus constitutes part of a registration statement filed under the Securities Act. The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1.

Our Annual Report on Form 10-K for the fiscal year ended July 29, 2023, filed on September 7, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on October  17, 2023, and as amended on November 22, 2023 and November 28, 2023, for the 2023 annual meeting of stockholders incorporated by reference therein);

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2023, filed on November 21, 2023; and

3.	Our Current Reports on Form 8-K filed on September 21, 2023, October 10, 2023, December 8, 2023, February 8, 2024 and February 14, 2024 (with respect to Item 2.05 only).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will furnish without charge to each person to whom this prospectus is delivered, including any beneficial owner, on written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for such documents to Cisco Systems, Inc., Attention: Investor Relations, 170 West Tasman Drive, San Jose, California 95134, telephone: (408) 526-4000. You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.cisco.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

$13,500,000,000

$1,000,000,000 4.900% Senior Notes due 2026

$2,000,000,000 4.800% Senior Notes due 2027

$2,500,000,000 4.850% Senior Notes due 2029

$2,500,000,000 4.950% Senior Notes due 2031

$2,500,000,000 5.050% Senior Notes due 2034

$2,000,000,000 5.300% Senior Notes due 2054

$1,000,000,000 5.350% Senior Notes due 2064

Prospectus Supplement

February 21, 2024

Joint Lead Book-Running Managers

BofA Securities	Barclays	Citigroup	Deutsche Bank Securities	J.P. Morgan	Wells Fargo Securities

Joint Book-Running Managers

BNP PARIBAS	Goldman Sachs & Co. LLC	HSBC	Morgan Stanley

Senior Co-Managers

BNY Mellon Capital Markets, LLC	TD Securities	Truist Securities	US Bancorp

Co-Managers

Academy Securities	Blaylock Van, LLC	PNC Capital Markets LLC